As filed with the Securities and
                              Exchange Commission on December 10, 2004
                                                      Registration No. 333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             _____________________

                                 Oakley, Inc.
            (Exact Name of Registrant as Specified in Its Charter)


                Washington                    95-3194947
     (State or Other Jurisdiction of       (I.R.S. Employer
      Incorporation or Organization)      Identification No.)


                                     92610
                One Icon, Foothill Ranch, California (Zip Code)
                   (Address of Principal Executive Offices)

                             _____________________

                    Oakley, Inc. 1995 Stock Incentive Plan
                           (Full Title of the Plan)
                             _____________________


                                R. Link Newcomb
                            Chief Operating Officer
                                 Oakley, Inc.
                                   One Icon
                       Foothill Ranch, California 92610
                    (Name and Address of Agent for Service)

                                (949) 951-0991
         (Telephone Number, Including Area Code, of Agent for Service)

                             _____________________

                                  Copies to:
                             Jerome L. Coben, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                      300 South Grand Avenue, Suite 3400
                         Los Angeles, California 90071
                                (213) 687-5000
                             _____________________

                        CALCULATION OF REGISTRATION FEE
========================================== =================== ====================== ====================== ===================
                                                                 Proposed Maximum       Proposed Maximum
            Title of Securities                Amount To Be       Offering Price       Aggregate Offering        Amount Of
             To Be Registered                 Registered (1)         Per Share                Price           Registration Fee
------------------------------------------ ------------------- ---------------------- ---------------------- -------------------
Common Stock, par value $0.01 per share     1,112,163 (2)               $9.31 (3)     $10,354,237               $1,311.89
                                            1,887,837 (4)              $12.24 (5)     $23,107,124               $4,239.55
========================================== =================== ====================== ====================== ===================
Total                                       3,000,000                    --           $33,461,361              $5,551.44
========================================== =================== ====================== ====================== ===================

(1) This Registration Statement shall also cover any additional shares of common stock of the Registrant which may become issuable under the Oakley, Inc. 1995 Stock Incentive Plan, as amended by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by the Oakley, Inc. 1995 Stock Incentive
Plan, as amended.

(2) Consists of 1,112,163 shares of common stock subject to options outstanding under the Oakley, Inc. 1995 Stock
Incentive Plan, as amended.

(3) Computed in accordance with Rule 457(h) of the Securities Act. The offering price of $9.31 represents the weighted average exercise price per share for the 1,112,163 outstanding options under the Oakley, Inc. 1995 Stock Incentive Plan, as amended.

(4) Consists of 1,887,837 shares of common stock reserved for issuance upon exercise of options not yet granted, and awards of restricted stock not yet made, under the Oakley, Inc. 1995 Stock Incentive Plan, as amended.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the
Securities Act on the basis of the average of the high and low sale prices per share of common stock of the Registrant on the New York Stock Exchange on December 6, 2004.

                               Explanatory Note

         This Registration Statement has been filed to register an additional 3,000,000 shares of Common Stock issuable by Oakley, Inc. (the "Company") pursuant to the Oakley, Inc. 1995 Stock Incentive Plan, as amended (the "Plan").

         The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's Registration Statement on Form S-8 previously filed on October 27, 1995 (Registration No. 33-98690) (the "Previous S-8"). Pursuant to General Instruction E to Form S-8, the contents of the Previous S-8 are incorporated herein by reference and this Registration Statement consists of only those items required by such instruction.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents of the Company filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2003, filed on March 15, 2004;

         (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2004, filed on May 5, 2004;

         (c) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed on August 9, 2004;

         (d) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004, filed on November 9, 2004;

         (e) The Company's Current Report on Form 8-K, filed on October 5, 2004; and

         (f) The description of the Company's Common Stock included in its registration statement on Form 8-A, filed on July 7, 1995, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 6.       Indemnification of Directors and Officers


         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorizes Washington corporations to indemnify and advance expenses to directors, officers, employees or agents of the corporation under certain circumstances against liabilities and expenses incurred in legal proceedings involving such individual because of their being or having been a director, officer, employee or agent of the corporation.
Section 23B.08.560 of the WBCA authorizes a corporation to agree to so indemnify and obligate itself to advance or reimburse expenses without regard to the limitations of Section 23B.08.510 through 23B.08.550 of the WBCA; provided, however, that no such indemnity shall be made for or on account of any (a) acts or omissions of the director, officer, employee or agent finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director, officer, employee or agent finally adjudged to be in violation of Section 23B.08.310 of the WBCA (which section relates to unlawful distributions); or (c) any transaction with respect to which it was finally adjudged that such director, officer, employee or agent personally received a benefit in money, property, or services to which the director, officer, employee or agent was not legally entitled. Furthermore, Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving (i) acts or omissions of a director finally adjudged to be intentional misconduct or a knowing violation of law, (ii) conduct finally adjudicated to be in violation of
Section 23B.08.310 of the WBCA (which section relates to unlawful distributions) or (iii) any transaction with respect to which it is finally adjudged that a director personally received a benefit in money, property or services to which the director was not legally entitled.

         The Company's Articles of Incorporation, as amended by Amendment No. 1 thereto (the "Articles") and the Amended and Restated Bylaws, as amended by Amendment No.1 thereto (the "Bylaws") provide that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Bylaws also provide that the Company may indemnify its employees and agents to the fullest extent permitted by applicable law. The Company's Articles and Bylaws also require advances for expenses for such indemnified individuals who are parties to such a proceeding as provided by applicable law or by written agreement; which written agreement may allow any required determination as to the availability of indemnification to be made by any appropriate person or body consisting of a member or members of the Board of Directors, any other person or body appointed by the Board of Directors who is not a party to the particular claim, or independent legal counsel. The Company's Articles provide that a director shall not be personally liable to the Company or to any of its shareholders for monetary damages for conduct as a director pursuant to Section 23B.08.320 of the WBCA, subject to the limitations of that Section. The Bylaws also provide that the Company may maintain, at its expense, insurance to protect itself and an indemnified director, officer, employee or agent against any liability, whether or not the Company would have the power to indemnify such director, officer, employee or agent against the same liability under Sections 23B.08.510 or 23B.08.520 of the WBCA.

         The Company has entered into separate indemnification agreements (the "Indemnification Agreements") with each of its directors and executive officers (each an "Indemnified Party" and together the "Indemnified Parties"), pursuant to which the Company has agreed to maintain certain directors' and officers' liability insurance policies on the Indemnified Party covering claims arising from any act or omission of the Indemnified Party in his or her capacity as a director, officer, employee, agent, fiduciary, or consultant of the Company or from any such acts or omissions while serving in such capacity to another entity, provided the Indemnified Party is so serving at the request of the Company. However, no such insurance coverage shall not apply when the claim or expense relates to or arises out of any (a) acts or omissions of the Indemnified Party finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the Indemnified Party finally adjudged to be in violation of Section 23B.08.310 of the WBCA (which section relates to unlawful distributions); or (c) any transaction with respect to which it was finally adjudged that such Indemnified Party personally received a benefit in money, property, or services to which the Indemnified Party was not legally entitled. Such insurance coverage shall also not be required if the majority of the Board of Directors of the Company determine that such insurance is not reasonably available, the premium costs are disproportionate to the coverage amount or the coverage has limitations such that the coverage provides an insufficient benefit. The Indemnification Agreements also include an obligation of the Company to advance to the Indemnified Party any expenses related to proceedings involving such claims.

Item 8.       Exhibits


    Exhibit No.      Description
    -----------      -----------

      3.1            Articles of Incorporation of the Company (1)

      3.2 Amendment No. 1 to the Articles of Incorporation as filed with the Secretary of State of the State of Washington on September 26, 1996 (2)

      3.3            Amended and Restated Bylaws of the Company (amending
                     Section 1 and Sections 3a through 3f of Article IV of the Company's Bylaws) (3)

      5.1*           Opinion of Preston Gates & Ellis LLP

      23.1*          Consent of Preston Gates & Ellis LLP (included in Exhibit
                     5.1)

      23.2* Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

      24.1* Power of Attorney (included on the signature page to this Registration Statement)

* Filed herewith.

(1) Previously filed with the Registration Statement on Form S-1 of Oakley, Inc. (Registration No. 33-93080).

(2) Previously filed with the Annual Report on Form 10-K of Oakley, Inc. for the fiscal year ended December 31, 1996.

(3) Previously filed with the Annual Report on Form 10-K of Oakley, Inc. for the year ended December 31, 1998.

Item 9.       Undertakings

         (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, California on this 10th day of December, 2004.

                                  Oakley, Inc.



                                  By: /s/ Jim Jannard
                                      ------------------------
                                      Jim Jannard
                                      Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim Jannard and R. Link Newcomb, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, for the offering which this registration statement relates) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                  Title                         Date
     ---------                  -----                         ----
/s/ Jim Jannard           Chief Executive Officer         December 10, 2004
Jim Jannard               and Director (Principal
                          Executive Officer)
/s/ Tom George            Chief Financial Officer         December 10, 2004
Tom George                (Principal Financial
                          and Accounting Officer)
/s/ Abbott Brown          Director                        December 10, 2004
Abbott Brown

/s/ Lee Clow              Director                        December 10, 2004
Lee Clow

/s/ Tom Davin             Director                        December 10, 2004
Tom Davin

/s/ Mary George           Director                        December 10, 2004
Mary George

/s/ Irene Miller          Director                        December 10, 2004
Irene Miller

/s/ R. Link Newcomb       Director                        December 10, 2004
R. Link Newcomb

                                 EXHIBIT INDEX


    Exhibit No.      Description
    -----------      -----------

      3.1            Articles of Incorporation of the Company (1)

      3.2 Amendment No. 1 to the Articles of Incorporation as filed with the Secretary of State of the State of Washington on September 26, 1996 (2)

      3.3            Amended and Restated Bylaws of the Company (amending
                     Section 1 and Sections 3a through 3f of Article IV of the Company's Bylaws) (3)

      5.1*           Opinion of Preston Gates & Ellis LLP

     23.1*           Consent of Preston Gates & Ellis LLP (included in Exhibit
                     5.1)

     23.2* Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

     24.1* Power of Attorney (included on the signature page to this Registration Statement)

* Filed herewith.

(1) Previously filed with the Registration Statement on Form S-1 of Oakley, Inc. (Registration No. 33-93080).

(2) Previously filed with the Annual Report on Form 10-K of Oakley, Inc. for the fiscal year ended December 31, 1996.

(3) Previously filed with the Annual Report on Form 10-K of Oakley, Inc. for the year ended December 31, 1998.